FIRST AMENDMENT TO
                   NICOR INC. 1997 LONG-TERM INCENTIVE PLAN


      Upon the recommendation of the Compensation Committee of the Board of Directors (the "Board") of Nicor Inc. (the "Company"), the Nicor Inc. 1997 Long-Term Incentive Plan (the "Plan") has been amended by resolution of its Board of Directors (the "Resolution") adopted on December 7, 1999, with such amendments to be effective pursuant to the terms of the Resolution. Pursuant to the Resolution the following shall be substituted for the portion of section 10(d) beginning after "The term "Change in Control" means the occurrence of any of the following:"

   (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares of Common Stock of the Company or any voting securities of the Company entitled to vote generally in the election of directors if, as a result of such acquisition, such person owns 20% or more of either (1) the outstanding shares of common stock of the Company (the "Outstanding Company Common
   Stock"), or (2) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection 10(d)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company,
   (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a "Company Plan"), or (C) any acquisition by any corporation pursuant to a transaction which complies with subsections (iii)(A), (iii)(B), and (iii)(C) of this definition; provided further, that for purposes of clause (A), if any Person (other than the Company or any Company Plan) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

   (ii) Individuals who, as of December 7, 1999, constitute the Board of Directors of the Company (for purposes of this definition, the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to December 7, 1999 whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

   (iii) Consummation, including receipt of any necessary regulatory approval, of (1) a reorganization, merger, consolidation, or other business combination involving the Company or (2) the sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the Company (any transaction described in part (1) or (2) being referred to as a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which:

      (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Corporate Transaction (including, without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

      (B) no Person (other than the Company, any Company Plan or related trust, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding common stock of the ultimate parent entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such entity; and

      (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction; or

   (iv) A tender offer (for which a filing has been made with the Securities and Exchange Commission (the "SEC") which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, provided that in case of a tender offer described in this subsection (iv), the Change in Control will be deemed to have occurred at the first time during the offer period when the Person (as defined in subsection (i) above) making the offer beneficially owns or has accepted for payment stock of the Company with 20% or more of the combined voting power of the then Outstanding Company Voting Securities; provided, however, that the Change in Control shall occur three (3) business days before such tender offer is to terminate, unless the offer is withdrawn first, if the Person making the offer could own, by the terms of the offer plus any shares beneficially owned by that Person, stock with 50% or more of the combined voting power of the then Outstanding Company Voting Securities when the offer (and any subsequent offering period) terminates; or

   (v) Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

   (vi) For purposes of this definition of Change in Control, (1) the term "Company" shall mean Nicor Inc. and shall include any Successor to Nicor Inc.; and (2) the term "Successor to Nicor Inc." shall mean any corporation, partnership, joint venture or other entity that succeeds to the interests of Nicor Inc. by means of a merger, consolidation or other restructuring that does not constitute a Change in Control under subsections (i), (iii) or (iv) above.

IN WITNESS WHEREOF, the undersigned officer of the Company has caused these presents to be signed on behalf of the Company as of this 19th day of April, 2000.

                                    Nicor Inc.


                                    By    THOMAS L. FISHER
                                          Thomas L. Fisher
                                          Chairman, President and
                                          Chief Executive Officer